AMENDED AND RESTATED
BY-LAWS

OF

MARIMED INC.
(hereinafter called the "Corporation")

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II
MEETING OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary, or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
(1)

Section 5. Voting; Proxies. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware (the “DGCL”) provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The written consents shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which the proceedings are recorded. Delivery to the registered officer shall be by hand or certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 7. List of Stockholders Entitled to Vote. The duly appointed stock transfer agent of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose to the meeting, during ordinary business hours, for a period of at least ten days ending on the day prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation.

Section 8. Stock Ledger. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9. Advance Notice of Stockholder Nominations and Proposals.

(a)  Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. Except for nominations that are included in the Corporation’s annual meeting proxy statement pursuant to Section 10 of this Article II, to be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;
(2)

(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii)  otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 9.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to this Section 9(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 9(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the 10th day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 9 and Section 10 of this Article II, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (”SEC”) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)  Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to this Section 9(a)(iii) or Section 9(d), a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 9) shall set forth or include:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

(iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v) a written questionnaire with respect to the background and qualification of such proposed nominee, completed and executed by such proposed nominee, in the form to be provided by the Secretary upon written request of any stockholder of record within 10 days of such request, and a written statement and agreement executed by each such nominee acknowledging that such person:

(A)  consents to being named in the proxy statement as a nominee and to serving as a director if elected,

(B)  intends to serve as a director for the full term for which such person is standing for election, and

(3)

(C)  makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s Code of Ethics, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading, and (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (”Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(vi)  as to the Proposing Stockholder:

(A)   the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made,

(B)  the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting,

(C)  a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(D)  a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(E)  a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose such other business proposal,

(F)  a representation whether the Proposing Stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act, and (2) to deliver a
(4)

proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee,

(G)  the names and addresses of other stockholders (including beneficial and record owners) known by the Proposing Stockholder to support the nomination or other business proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders, and

(H)  any other information relating to such Proposing Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)  Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 9) shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i)  a brief description of the business desired to be brought before the annual meeting;

(ii)  the reasons for conducting such business at the annual meeting;

(iii)  the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment);

(iv)  any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v)  any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)  a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(vii)  all of the other information required by Section 9(b)(vi) above.

(d)  Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i)  by or at the direction of the Board of Directors or any committee thereof; or
(5)

(ii)  provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 9(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 9.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 9(b) above to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e)  Effect of Noncompliance.

(i)  Only such persons who are nominated in accordance with the procedures set forth in this Section 9 or Section 10 of this Article II shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 9 or Section 10 of this Article II, as applicable. If any proposed nomination was not made or proposed in compliance with this Section 9 or Section 10 of this Article II, as applicable, or other business was not made or proposed in compliance with this Section 9, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 9 does not comply with or provide the information required under this Section 9 to the Corporation, including the updated information required by this Section 9(b)(vi)(B), Section 9(b)(vi)(C), and Section 9(b)(vi)(D) within five business days after the record date for such meeting or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii)  Without limiting the other provisions and requirements of this Section 9, unless otherwise required by law, if any stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(f)  Rule 14a-8. This Section 9 and Section 10 of this Article II, shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Section 10. Proxy Access.

(6)

(a)  Inclusion of Proxy Access Stockholder Nominee in Proxy Statement. Subject to the provisions of this Section 10, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 10 (each a “Proxy Access Stockholder Nominee”) provided:

(i)  timely written notice of such Proxy Access Stockholder Nominee satisfying this Section 10 (”Proxy Access Notice”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Proxy Access Notice is delivered, satisfy the ownership and other requirements of this Section 10 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”);

(ii)  the Eligible Stockholder expressly elects in writing at the time of providing the Proxy Access Notice to have its Proxy Access Stockholder Nominee included in the Corporation’s proxy statement pursuant to this Section 10; and

(iii)  the Eligible Stockholder and the Proxy Access Stockholder Nominee otherwise satisfy the requirements of this Section 10.

(b)  Timely Notice. To be timely, the Proxy Access Notice must be delivered to the Secretary at the principal executive offices of the Corporation, not later than 120 days nor more than 150 days prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) that the Corporation’s definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders/of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Proxy Access Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of: (i) the 120th day prior to such annual meeting; or (ii) the 10th day following the day on which Public Disclosure of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Proxy Access Notice.

(c)  Information to be Included in Proxy Statement. In addition to including the name of the Proxy Access Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation shall also include (collectively, the “Required Information”):

(i)  the information concerning the Proxy Access Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Exchange Act, and the rules and regulations promulgated thereunder; and

(ii)  if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Proxy Access Stockholder Nominee, which must be provided at the same time as the Proxy Access Notice for inclusion in the Corporation’s proxy statement for the annual meeting (a “Statement”).

Notwithstanding anything to the contrary contained in this Section 10, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation, or listing standard. Additionally, nothing in this Section 10 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Stockholder Nominee.

(d)  Proxy Access Stockholder Nominee Limits. The number of Proxy Access Stockholder Nominees (including Proxy Access Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 10 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to
(7)

a meeting of stockholders shall not exceed the greater of: (x) two; or (y) 25% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 10 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 25% (the “Permitted Number”); provided, however, that:

(i)  in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced;

(ii)  any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy statement for a particular meeting of stockholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive a number of votes cast in favor of their election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Proxy Access Stockholder Nominee’s election, shall be ineligible to be included in the Corporation’s proxy statement as a Proxy Access Stockholder Nominee pursuant to this Section 10 for the next two annual meetings of stockholders following the meeting for which the Proxy Access Stockholder Nominee has been nominated for election; and

(iii)  any director in office as of the nomination deadline who was included in the Corporation’s proxy statement as a Proxy Access Stockholder Nominee for any of the three preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number.

In the event that the number of Proxy Access Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10 exceeds the Permitted Number, each Eligible Stockholder shall select one Proxy Access Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (from greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Proxy Access Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)  Eligibility of Nominating Stockholder; Stockholder Groups. An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the outstanding shares of the Corporation entitled to vote in the election of directors (the “Required Shares”) as of both the date the Proxy Access Notice is delivered to or received by the Corporation in accordance with this Section 10 and the record date for determining stockholders entitled to vote at the meeting and must intend to continue to own the Required Shares for at least one year following the date of the annual meeting/deliver a statement regarding the Eligible Stockholder’s intent with respect to continued ownership of the Required Shares for at least one year following the annual meeting. For purposes of satisfying the ownership requirement under this Section 10, the voting power represented by the shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that:

(i)  the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20; and

(ii)  each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years.

Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 10 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 10(e). With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 10.
(8)

(f)  Funds. A group of two or more funds shall be treated as one stockholder or person for this Section 10 provided that the other terms and conditions in this Section 10 are met (including Section 10(h)(v)(A)) and the funds are:

(i)  under common management and investment control;

(ii)  under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or

(iii)  a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(g)  Ownership. For purposes of this Section 10, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both:

(i)  the full voting and investment rights pertaining to the shares; and

(ii)  the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(A)  sold by such person or any of its affiliates in any transaction that has not been settled or closed,

(B)  borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or

(C)  subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on three business days’ notice and recalls such loaned shares not more than three business days after being notified that any of its Proxy Access Stockholder Nominees will be included in the Corporation’s proxy statement. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 10, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(h)  Nomination Notice and Other Eligible Stockholder Deliverables. An Eligible Stockholder must provide with its Proxy Access Notice the following information in writing to the Secretary:

(i)  one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to or received by the
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Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide:

(A)  within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and

(B)  immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;

(ii)  the Eligible Stockholder’s representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 10):

(A)  intends to continue to satisfy the eligibility requirements described in this Section 10 through the date of the annual meeting, including a statement that the Eligible Stockholder intends to continue to own the Required Shares for at least one year following the date of the annual meeting,

(B)  acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,

(C)  has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Proxy Access Stockholder Nominee(s) being nominated pursuant to this Section 10,

(D)  has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Stockholder Nominee(s) or a Board Nominee,

(E)  will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation,

(F)  has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,

(G)  agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation,

(H)  agrees to indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 10,

(I)  will file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and

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(J)  will comply with all other applicable laws, rules, regulations, and listing standards with respect to any solicitation in connection with the meeting;

(iii)  the written consent of each Proxy Access Stockholder Nominee to be named in the Corporation’s proxy statement, and form of proxy and ballot and, as a nominee and, if elected, to serve as a director;

(iv)  a copy of the Schedule 14N (or any successor form) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(v)  in the case of a nomination by a group of stockholders that together is an Eligible Stockholder:

(A)  documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 10(f) to be treated as one stockholder or person for purposes of this Section 10, and

(B)  the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(vi)  if desired, a Statement.

(i)  Stockholder Nominee Agreement. Each Proxy Access Stockholder Nominee must:

(i)  provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, providing the following representations:

(A)  the Proxy Access Stockholder Nominee has read and agrees to adhere to the Corporation’s Code of Ethics, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading,

(B)  the Proxy Access Stockholder Nominee is not and will not become a party to: (1) any Voting Commitment that has not been disclosed to the Corporation; or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and

(C)  the Proxy Access Stockholder Nominee is not and will not become a party to any Compensation Arrangement in connection with such person’s nomination for director or service as a director that has not been disclosed to the Corporation;

(ii)  complete, sign, and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and

(iii)  provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Proxy Access Stockholder Nominee meets the requirements of this Section 10 or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether:

(A)  such Proxy Access Stockholder Nominee is independent under the independence requirements, including the committee independence requirements, set forth in the listing standards of the stock exchange on which shares of the Corporation’s capital stock are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the “Independence Standards”),

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(B)  such Proxy Access Stockholder Nominee has any direct or indirect relationship with the Corporation that has not been deemed immaterial by the Corporation, and

(C)  such Proxy Access Stockholder Nominee is not and has not been subject to: (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j)  Eligible Stockholder/Proxy Access Stockholder Nominee Undertaking. In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Stockholder Nominee, as the case may be, shall promptly notify the Secretary in writing of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. Notwithstanding the foregoing, the provision of any such notification pursuant to the preceding sentence shall not be deemed to cure any defect or limit the Corporation’s right to omit a Proxy Access Stockholder Nominee from its proxy materials as provided in this Section 10.

(k)  Exceptions Permitting Exclusion of Proxy Access Stockholder Nominee. The Corporation shall not be required to include pursuant to this Section 10 a Proxy Access Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

(i)  if the Eligible Stockholder who has nominated such Proxy Access Stockholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 10, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Proxy Access Stockholder Nominee(s) or a Board Nominee;

(ii) if the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements in Section 9 above;

(iii)  who is not independent under the Independence Standards;

(iv)  whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Corporation’s Certificate of Incorporation, Code of Ethics, or other document setting forth qualifications for directors, the listing standards of the stock exchange on which shares of the Corporation’s capital stock is listed, or any applicable state or federal law, rule, or regulation;

(v)  if the Proxy Access Stockholder Nominee is or becomes a party to any undisclosed Voting Commitment;

(vi)  if the Proxy Access Stockholder Nominee is or becomes a party to any undisclosed Compensation Arrangement;

(vii)  who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(viii)  who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(ix)  who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; or
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(x)  if such Proxy Access Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 10.

(l)  Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation; and the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder if:

(i)  the Proxy Access Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 10, as determined by the Board of Directors or the person presiding at the meeting; or

(ii)  the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 10.

(m)  Interpretation. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 10 and to make any and all determinations necessary or advisable to apply this Section 10 to any persons, facts, or circumstances, including the power to determine whether:

(i)  a person or group of persons qualifies as an Eligible Stockholder;

(ii)  outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 10;

(iii)  a notice complies with the requirements of this Section 10;

(iv)  a person satisfies the qualifications and requirements to be a Proxy Access Stockholder Nominee;

(v)  inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations, and listing standards; and

(vi)  any and all requirements of this Section 10 have been satisfied.

Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.

ARTICLE III
DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of one or more members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until a successor is duly elected and qualified, or until the director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a
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sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any one (1) director. Notice thereof stating the place, date and hour of the meetings shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid for attendance at each meeting of the Board of Directors or a stated annual salary as director. Compensation may also consist of such restricted stock units, options, warrants rights, shares of capital stock or any other form of remuneration approved by the Board of Directors. No such payment shall preclude
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any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement of expenses for attending committee meetings.

Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or their committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon another person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.
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Section 5. President. The President shall also be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 6. Vice-Presidents. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other-duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any' other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by Law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render unto the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the
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Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2. Signatures. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
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Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his, her or its (as applicable), address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable or by electronic transmission in accordance with applicable law.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII
INDEMNIFICATION AND DIRECTORS' LIABILITY

Section 1.  Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in
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connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

Section 2.  Advancement of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by a director or officer of the Corporation in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 2 or otherwise. Payment of such expenses actually and reasonably incurred by such person, may be made by the Corporation, subject to such terms and conditions as the general counsel of the Corporation in their discretion deems appropriate.

Section 3.  Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

Section 4.  Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 5.  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 6.  Repeal, Amendment, or Modification. Any amendment, repeal, or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX
AMENDMENTS

Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice' of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

EFFECTIVE: Amended and Restated as of August 5, 2024.
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